Exhibit 10.1

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

Name of Awardee:

Award Date:                     , 200

Number of Restricted Stock Units at 100% Attainment:

Pursuant to the Citrix Systems, Inc. 2005 Equity Incentive Plan (as amended and in effect, the “Plan”), Citrix Systems, Inc. (the “Company”) hereby grants an Award (as defined in the Plan) of Restricted Stock Units (as defined in the Plan) to the awardee named above (the “Awardee”). Upon execution of this agreement, the Awardee shall receive the number of Restricted Stock Units specified above, subject to the restrictions and conditions set forth herein and in the Plan.

1. Vesting.

No portion of this Award may be received until such portion shall have vested. Except as otherwise provided herein, the Restricted Stock Units shall vest in accordance with Schedule 1 hereto, provided in each case that the Awardee is then, and since the Award Date has continuously been, employed by the Company or its Affiliates.

2. Performance Criteria and Attainment levels

The Restricted Stock Unit award will be granted contingent upon successfully achieving the [                    ] performance goal of [$            ]. There is a minimum threshold set at 90% of attainment. No Restricted Stock Units will be awarded below the 90% attainment level. For performance at and above 90%, the number of Restricted Stock Units awarded will be based on a graduated slope, to be capped at 110% attainment as per Schedule 2.

3. Issuance of Stock.

(a) Each vested Restricted Stock Unit entitles Awardee to receive one share of the Company’s Common Stock, par value $.001 per share (the “Stock”), on each Vesting Date for such Restricted Stock Unit.

(b) As soon as practicable after the Vesting Date, the Awardee’s name shall be entered as the stockholder of record on the books and records of the Company with respect to the shares of Stock underlying the Restricted Stock Units issued in accordance with Section 3(a) and upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on Awardee.

(c) Until such time as shares of Stock have been issued to Awardee pursuant to Section 3(b) above, and except as set forth in Section 3(d) below regarding dividends and dividend equivalents, Awardee shall not have any rights as a holder of the shares of Stock underlying this Award including but not limited to voting rights.

(d) If on any date the Company shall pay any dividend on shares of Stock of the Company, the number of Restricted Stock Units credited to Awardee shall, as of such date, be increased by an amount determined by the following formula:

W = (X multiplied by Y) divided by Z, where:

W = the number of additional Restricted Stock Units to be credited to Awardee on such dividend payment date;

X = the aggregate number of Restricted Stock Units (whether vested or unvested) credited to Awardee as of the record date of the dividend;

Y = the cash dividend per share amount; and

Z = the Fair Market Value per share of Stock (as determined under the Plan) on the dividend payment date.

In the case of a dividend paid on Stock in the form of Stock, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, the number of Restricted Stock Units credited to Awardee shall be increased by a number equal to the product of (i) the aggregate number of Restricted Stock Units that have been awarded to Awardee through the related dividend record date, and (ii) the number of shares of Stock (including any fraction thereof) payable as dividend on one share of Stock. In the case of a dividend payable in property other than shares of Stock or cash, the per share of Stock value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Restricted Stock Units based on the formula above. Any additional Restricted Stock Units shall be subject to the vesting and restrictions of this Agreement in the same manner and for so long as the Restricted Stock Units granted pursuant to this Agreement to which they relate remain subject to such vesting and restrictions, and shall be promptly forfeited to the Company if and when such Restricted Stock Units are so forfeited.

4. Termination of Employment. If Awardee’s employment by the Company or any of its Affiliates (as defined in the Plan) is voluntarily or involuntarily terminated for any reason (including death or disability), Awardee’s right in any Restricted Stock Units that are not vested shall automatically terminate upon the effective date of such termination of employment with the Company and its Affiliates and such Restricted Stock Units shall be canceled as provided within the terms of the Plan and shall be of no further force and effect. In the event of such termination, the Company, as soon as practicable following the effective date of termination shall issue shares of Stock to Awardee (or Awardee’s designated beneficiary or estate executor in the event of Awardee’s death) with respect to any Restricted Stock Units which, as of the effective date of termination, have vested but for which shares of Stock had not yet been issued to Awardee. Notwithstanding the foregoing, if Awardee is a key employee (as defined in Section 416(i) of the Internal Revenue Code of 1986, as amended, without regard to paragraph 5 thereof), any distribution on account of termination of employment shall be delayed until at least six months after such termination of employment.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. This Agreement is personal to Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Award is available, during Awardee’s lifetime, only to Awardee, and thereafter, only to Awardee’s designated beneficiary.

7. Tax Withholding. Awardee shall, not later than the date as of which the Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory

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to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. Awardee may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) authorizing the Company to deduct cash payment from my semi-monthly salary that would satisfy the minimum required tax withholding amount due.

8. Tax Consequences. The Company makes no representation or warranty as to the tax treatment to the Awardee of Awardee’s receipt of the Award or vesting of Restricted Stock Units or upon Awardee’s sale or other disposition of the Stock. The Awardee should rely on his or her own tax advisors for such advice.

9. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Awardee any rights with respect to continuation of employment by the Company or any of its subsidiaries.

(c) The Committee may amend the terms of this Agreement, prospectively or retroactively, provided that the Agreement as amended is consistent with the terms of the Plan, but no such amendment shall impair the Awardee’s rights under this Agreement without the Awardee’s consent.

(d) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

(e) This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian or other legal representative of the Awardee.

(f) This Agreement may be executed in one or more counterparts, all of which together shall constitute but one instrument. This Agreement and the Plan together constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals written or oral relating to the subject matter hereof.

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In witness whereof, the parties have executed this Agreement as a sealed instrument as of the date first written above.

CITRIX SYSTEMS, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:	Awardee’s Name:
Address:

I elect to have Citrix withhold shares to satisfy my tax obligation upon vest.

                     (initial here)

or

I elect to allow Citrix to deduct cash payment from my semi-monthly salary to satisfy my tax obligation upon vest.

                     (initial here)

Schedule 1

Number of Shares Issued	Vesting Date
[ ] (33.4)%	,200_
[ ] (33.3)%	,200_
[ ] (33.3)%	,200_

Schedule 2

Attainment Level	RSU Award Distribution %
110% +	125%
105-109%	110%
100-104%	100%
99%	95%
98%	90%
97%	85%
96%	80%
95%	75%
94%	70%
93%	65%
92%	60%
91%	55%
90%	50%

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